Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (Nos. 033-62331 and 333-26587) on Form S-8 of P.H. Glatfelter Company of our report dated June 8, 2018 relating to our audit of the financial statements and supplemental schedule of the Glatfelter 401(k) Savings Plan, which appears in this Annual Report on Form 11-K of Glatfelter 401(k) Savings Plan for the year ended December 31, 2017.

/s/	Insero & Co. CPAs, LLP
Certified Public Accountants

Rochester, New York

June 8, 2018